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FOR IMMEDIATE RELEASE

CONTACT:  Dale A. Sander, Chief Financial Officer
          Larry Bymaster, Chief Executive Officer
          (619) 550-3900
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          XYTRONYX, INC. ANNOUNCES EUROPEAN DISTRIBUTION AGREEMENT FOR
                           PERIODONTAL TISSUE MONITOR

SAN DIEGO, CA, May 22, 1996 -- Xytronyx, Inc. (AMEX: XYX) today announced that it has entered into an agreement with Hawe-Neos Dental to distribute the Xytronyx Periodontal Tissue Monitor kit (the "PTM") in Europe. Under the agreement, Hawe-Neos, which is headquartered in Bioggio, Switzerland, will market the product on an exclusive basis in Europe for a period of 18 months and has the option to extend the term of its distribution rights for an additional 5 years subject to certain minimum purchase quantities.

"Our relationship with Hawe-Neos will give us a marketing partner with over 60 years experience in manufacturing and marketing dental products in Europe. We look forward to launching the PTM in Europe as early as the fall of 1996," commented Larry Bymaster, Xytronyx Chairman. "Hawe-Neos will have its PTM marketing strategy in place within the next month and will also develop the multi-language instructions and marketing materials required for the diverse European dental market."

The PTM is a chairside test designed to assist dental practitioners with the assessment, and the monitoring of the effectiveness of treatment, of periodontitis, a serious form of periodontal disease. The product has been approved for marketing in most of Western Europe. As previously announced, in March 1996 Xytronyx completed U.S. clinical trials of the PTM required for a premarket approval application to the FDA for clearance to market the product in the United States. Xytronyx expects to submit the application to the FDA during this summer.

THE STATEMENTS MADE IN THIS PRESS RELEASE CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL EVENTS OR RESULTS MAY DIFFER FROM THE EXPECTATIONS. IN ADDITION TO THE MATTERS DESCRIBED IN THIS PRESS RELEASE, RISK FACTORS LISTED FROM TIME TO TIME IN XYTRONYX'S SEC REPORTS, INCLUDING, BUT NOT LIMITED TO, ITS REPORT ON FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 1995 AS WELL AS ITS ANNUAL REPORTS ON FORM 10-K, MAY EFFECT THE RESULTS ACHIEVED BY XYTRONYX.


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